Our Ref: MNG/630384.001
China Energy Technology Limited c/o 625 Broadway Suite 1111 San Diego, California 92101 USA	Direct: +1 284 852 3038
E-mail: matthew.gilbert@maplesandcalder.com

12 December 2007

Dear Sirs

China Energy Technology Limited (the "Company")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have been asked to provide this legal opinion in connection with the issuance of the following securities (among others), as registered under the United States Securities Act of 1933, as amended, (the "Securities Act"), pursuant to the Registration statement on Form S-4, Number 333-142894 provided to us (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission ("SEC"):

(A)
the issuance of up to 650,000 Common Shares (as defined below) in the Company to the holders of 650,000 shares of Head Dragon Holdings preferred stock (as detailed in the Registration Statement), as payment for all such preferred stock; and

(B)	the issuance to the security holders of Chardan South China Acquisition Corporation, a Delaware Corporation ("Chardan"), pursuant to a merger of Chardan with and into the Company, of:

(i)	up to 7,000,000 Common Shares to the holders of Chardan common stock, in exchange for such stock;

(ii)
up to 5,750,000 units ("the Units") to the holders of units in Chardan (the "Chardan Units", as detailed in the Registration Statement), with each unit consisting of one Common Share and two Warrants (as defined below);

(iii)	up to 11,500,000 warrants to purchase one Common Share ("the Warrants") to the holders of warrants in Chardan (the "Chardan Warrants", as detailed in the Registration Statement);

(iv)
one representative unit purchase option to purchase up to 250,000 Units (the "Purchase Option Unit") to the holder of one representative unit purchase option in Chardan (the "Chardan Purchase Option Unit");

(v)	all 5,750,000 Common Shares issuable as part of the Units;

(vi)	all 250,000 Common Shares issuable as part of the Purchase Option Unit;

(vii)	all 11,500,000 Warrants included in the Units, and all 500,000 Warrants included in the Purchase Option Unit; and

(viii)	all 11,500,000 Common Shares issuable upon exercise of the Warrants included in the Units, and all 500,000 Common Shares issuable upon exercise of the Warrants included in the Purchase Option Unit.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

1	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The written resolutions of the board of directors of the Company dated 10 December 2007, and the written resolutions of the sole shareholder of the Company dated 10 December 2007 (the "Resolutions").

1.2
A registered agent’s certificate of incumbency dated 12 December 2007, issued by Maples Finance BVI Limited, the Company’s registered agent, (a copy of which is attached as Annexure A) (the "Registered Agent’s Certificate").

1.3
The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 11 December 2007 including:

1.3.1	the Company’s Certificate of Incorporation; and

1.3.2	the Company’s amended and restated Memorandum and Articles of Association.

1.4	The Registration Statement.

1.5	The prospectus filed with the SEC on 5 August 2005 in form 424B3 in respect of Chardan, describing (among other things) the Chardan Warrants, the Chardan Units and the Chardan Purchase Option Unit.

1.6	The form of the Chardan Warrant agreement.

2	ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent’s Certificate. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

2.4	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

2.5
That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.6	The Resolutions remain in full force and effect.

2.7
That the Company will assume the obligations of Chardan in respect of the Chardan Warrants, Chardan Units and the Chardan Purchase Option Unit, on the same terms (save that the securities issuable thereunder shall be securities in the Company), by virtue of an agreement and plan of merger to be entered into between the Company and Chardan.

2.8	That no less than the par value shall be paid for the Common Shares ultimately issuable pursuant to Warrants, Units and the Purchase Option Unit.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1
The Company is a limited liability company duly incorporated under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

3.2	The Company is authorised to issue 51,000,000 shares of the following classes with a par value of US$0.0001 each:

3.2.1	50,000,000 common shares ("Common Shares"); and

3.2.2	1,000,000 preferred shares ("Preferred Shares"),

of which 5,000 Common Shares and no Preferred Shares have been issued.

3.3	The issued shares in the Company are registered in the name of Chardan South China Acquisition Corporation, and are duly authorised and validly issued.

3.4
The Units, the Common Shares, the Warrants and the Purchase Option Unit to be issued in accordance with the Registration Statement, when issued in accordance with their governing instruments and the Company's memorandum and articles of association, and in the manner described in the Registration Statement, will be duly authorised, validly issued, fully paid and non assessable.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.2	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

4.3
We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.4	We make no comment with regard to the references to foreign statutes in the Registration Statement.

4.5
This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

5	CONSENTS

In connection with the above opinion, we hereby consent:

5.1	To the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption “Legal Matters”; and

5.2	To the filing of this opinion as an exhibit to the Registration Statement.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

MAPLES and CALDER

Annexure A

Registered Agent’s Certificate